UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2014

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of Principal executive offices, including Zip Code)

(210) 832-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Suzanne M. Grimes served as President and Chief Operating Officer–United States and Canada of Clear Channel Outdoor Holdings, Inc. (the “Company”) until August 13, 2014. The Company is filing this Form 8-K/A to report that Clear Channel Outdoor, Inc. (“CCOI”), a subsidiary of the Company, and Ms. Grimes finalized and entered into a Severance Agreement and General Release (the “Agreement”) on August 28, 2014 pursuant to which CCOI agreed to pay Ms. Grimes: (a) a prorated annual bonus with respect to the days she was employed during 2014, based on actual performance, in accordance with Ms. Grimes’ previous Employment Agreement, entered into on December 7, 2012 (the “Employment Agreement”); (b) equity-based compensation in accordance with her Employment Agreement and (c) as provided in the Employment Agreement and in exchange for the Agreement and Ms. Grimes’ release of claims and provided that Ms. Grimes does not revoke the Agreement, a $2,550,000 severance payment paid over 18 months. However, if Ms. Grimes violates the non-compete provision of the Employment Agreement (and does not cure within 10 days of receiving notice) during the 18-month period above, the severance payments referred to in (c) above shall cease.

The foregoing summary is qualified in its entirety by reference to the text of the Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Severance Agreement and General Release by and between Clear Channel Outdoor, Inc. and Suzanne M. Grimes, dated August 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and Assistant Secretary

Date: November 7, 2014

Exhibit Index

Exhibit No.	Description

10.1	Severance Agreement and General Release by and between Clear Channel Outdoor, Inc. and Suzanne M. Grimes, dated August 28, 2014